Exhibit 99.1

Global Payments Reports Third Quarter Earnings

ATLANTA, March 27, 2008 — Global Payments Inc. (NYSE: GPN) today announced results for its third quarter ended February 29, 2008. For the third quarter, revenue grew 19 percent to $310.6 million compared to $260.4 million in the prior year. Excluding the favorable impact of a non-recurring, non-cash operating tax item (included in sales, general and administrative expenses), diluted earnings per share grew 5 percent to $0.44 compared to $0.42 in the prior year quarter.

For the nine months ended February 29, 2008, revenue grew 19 percent to $930.4 million compared to $781.4 million in the prior year period. Excluding the impact of current period restructuring charges and the operating tax item described above, diluted earnings per share grew 9 percent to $1.46 from $1.34 in the prior year period.

In accordance with GAAP, the current quarter and year-to-date periods include restructuring charges and the operating tax item described above (see attached reconciliation schedule). These items are reflected in our GAAP diluted earnings per share amounts. For the three and nine months ended February 29, 2008, GAAP diluted earnings per share were $0.50 and $1.51, respectively, compared to $0.42 and $1.34, respectively, in the prior year comparable periods.

Comments and Outlook

Chairman, President and CEO, Paul R. Garcia, stated, “We delivered solid financial results for our fiscal third quarter, largely driven by our merchant services segment. Our

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GPN Reports Third Quarter Earnings

March 27, 2008

domestic ISO channel continues to favorably impact our financial results through organic expansion. Our growth also continues to benefit from favorable currency exchange rates in both Canada and the Czech Republic. I am also very pleased with the strong revenue growth from our Asia-Pacific joint venture with HSBC.”

“Based on these results and trends, we are providing annual fiscal 2008 revenue guidance of $1,250 million to $1,260 million. This revenue guidance reflects an expected 18 percent to 19 percent growth versus $1,061.5 million in fiscal 2007. In addition, we are providing annual fiscal 2008 diluted earnings per share guidance of $1.95 to $1.97, or 10 percent to 11 percent growth versus $1.77 in fiscal 2007. 1 This includes the impact of stock option expenses as a result of our June 1, 2006 adoption of FAS 123R. Our guidance excludes the impact of future significant acquisitions, and these earnings per share ranges exclude the impact of the operating tax item described above, in addition to restructuring and other charges,” said Garcia.

Conference Call

Global Payments will hold a conference call today, March 27, 2008 at 5:00 p.m. ET to discuss financial results and business highlights. The conference call may be accessed by calling 1-888-599-4884 (U.S. and Canada) or 1-913-312-0961 (outside U.S. and Canada) and using a pass code of “GPN” for both numbers, or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through April 10, 2008.

[1]	Fiscal 2007 diluted earnings per share was $1.75 on a GAAP basis, which includes restructuring and other charges equivalent to $0.02 in diluted earnings per share.

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GPN Reports Third Quarter Earnings

March 27, 2008

Global Payments Inc. (NYSE: GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America, Europe and the Asia-Pacific. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. The company also provides consumer money transfer services from the U.S. and Europe to destinations in Latin America, Morocco and the Philippines. For more information about the company and its services, visit www.globalpaymentsinc.com.

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This announcement and comments made by Global Payments’ management during the conference call contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: continued certification by credit card associations, foreign currency risks, competition and pricing, product demand, market and customer acceptance, development difficulties, the effect of economic conditions and consumer spending, security breaches or system failures, costs of capital, changes in immigration patterns, changes in state, federal or foreign laws and regulations affecting the electronic money transfer industry, increases in credit card association fees, utility or system interruptions, the ability to consummate and integrate acquisitions, and other risks detailed in the company’s SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended February 29/28,
	2008	2007
Revenues	$310,641	$260,418

Operating expenses:
Cost of service	117,661	103,555
Sales, general and administrative	133,069	105,670

	250,730	209,225

Operating income	59,911	51,193

Other income (expense):
Interest and other income	4,767	4,728
Interest and other expense	(2,198)	(2,399)

	2,569	2,329

Income before income taxes and minority interest	62,480	53,522
Provision for income taxes	(19,265)	(17,148)
Minority interest, net of tax	(3,160)	(2,078)

Net income	$40,055	$34,296

Earnings per share:
Basic	$0.51	$0.43

Diluted	$0.50	$0.42

Weighted average shares outstanding:
Basic	79,219	80,421
Diluted	80,650	81,972

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Nine Months Ended February 29/28,
	2008	2007
Revenues	$930,397	$781,423

Operating expenses:
Cost of service	350,483	307,511
Sales, general and administrative	394,023	306,889
Restructuring	1,317	—

	745,823	614,400

Operating income	184,574	167,023

Other income (expense):
Interest and other income	14,643	12,052
Interest and other expense	(5,339)	(6,298)

	9,304	5,754

Income before income taxes and minority interest	193,878	172,777
Provision for income taxes	(64,071)	(55,749)
Minority interest, net of tax	(7,864)	(7,221)

Net income	$121,943	$109,807

Earnings per share:
Basic	$1.53	$1.37

Diluted	$1.51	$1.34

Weighted average shares outstanding:
Basic	79,584	80,098
Diluted	81,023	81,756

CONSOLIDATED CONDENSED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	February 29, 2008	May 31, 2007
	(Unaudited)
Assets
Cash and cash equivalents	$388,467	$308,872
Accounts receivable, net	83,209	76,168
Claims receivable, net	2,296	2,187
Settlement processing assets	15,647	32,853
Other current assets	39,153	24,349

Current assets	528,772	444,429

Property and equipment, net	134,695	118,495
Goodwill	472,543	451,244
Other intangible assets, net	176,555	175,620
Other assets	13,204	10,841

Total assets	$1,325,769	$1,200,629

Liabilities and Shareholders’ Equity
Lines of credit	$1,126	$—
Settlement processing obligations	33,643	20,617
Payable to money transfer beneficiaries	7,594	6,589
Accounts payable and other accrued liabilities	126,695	115,671

Current liabilities	169,058	142,877
Other long-term liabilities	82,431	85,043

Total liabilities	251,489	227,920

Minority interest in equity of subsidiaries	16,129	14,933
Shareholders’ equity	1,058,151	957,776

Total liabilities and shareholders’ equity	$1,325,769	$1,200,629

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Nine Months Ended February 29/28,
	2008	2007
Cash flows from operating activities:
Net income	$121,943	$109,807
Non-cash items
Depreciation and amortization	32,220	30,344
Minority interest in earnings	7,794	7,664
Other, net	22,217	18,586
Changes in working capital, which provided (used) cash
Settlement processing assets and obligations, net	26,297	21,608
Other, net	(26,561)	(24,081)

Net cash provided by operating activities	183,910	163,928

Cash flows from investing activities:
Capital expenditures	(31,926)	(23,234)
Business and intangible asset acquisitions	(12,051)	(80,230)

Net cash used in investing activities	(43,977)	(103,464)

Cash flows from financing activities:
Net borrowings on lines of credit	1,126	—
Principal payments under capital leases	—	(746)
Repurchase of common stock	(87,020)	—
Net proceeds under share-based compensation plans and dividends	17,829	17,263
Distributions to minority interests, net	(7,085)	(6,751)

Net cash (used in) provided by financing activities	(75,150)	9,766

Effect of exchange rate changes on cash	14,812	3,354

Increase in cash and cash equivalents	79,595	73,584
Cash and cash equivalents, beginning of period	308,872	218,475

Cash and cash equivalents, end of period	$388,467	$292,059

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude an Operating Tax Item from Normalized Results

(In thousands, except per share data)

Three Months Ended February 29/28,	2008			2007
	Normalized	Operating Tax Item[1]	GAAP	GAAP
Revenues	$310,641	$—	$310,641	$260,418

Operating expenses:
Cost of service	117,661	—	117,661	103,555
Sales, general and administrative	140,117	(7,048)	133,069	105,670

	257,778	(7,048)	250,730	209,225

Operating income	52,863	7,048	59,911	51,193

Other income/(expense):
Interest and other income	4,767	—	4,767	4,728
Interest and other expense	(2,198)	—	(2,198)	(2,399)

	2,569	—	2,569	2,329

Income before income taxes	55,432	7,048	62,480	53,522
Provision for income taxes	(16,936)	(2,329)	(19,265)	(17,148)
Minority interest, net of tax	(3,160)	—	(3,160)	(2,078)

Net income	$35,336	$4,719	$40,055	$34,296

Diluted shares	80,650	—	80,650	81,972
Diluted earnings per share	$0.44	$0.06	$0.50	$0.42

[1]

Relates to the favorable impact of a non-recurring, non-cash operating tax item included in sales, general and administrative expenses. We define operating taxes as those that are unrelated to income taxes, such as sales and property taxes. During the three months ended February 29, 2008, we determined that a contingent liability relating to an operating tax item was no longer deemed probable. As such, we released the related liability. Also reflects the related income tax benefit using the company’s effective tax rate, which is defined as the provision for income taxes divided by income before income taxes and minority interest.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Restructuring Charges and an Operating Tax Item from Normalized Results

(In thousands, except per share data)

Nine Months Ended February 29/28,	2008				2007
	Normalized	Restructuring[1]	Operating Tax Item[2]	GAAP	GAAP
Revenues	$930,397	$—	$—	$930,397	$781,423

Operating expenses:
Cost of service	350,483	—	—	350,483	307,511
Sales, general and administrative	401,071	—	(7,048)	394,023	306,889
Restructuring	—	1,317	—	1,317	—

	751,554	1,317	(7,048)	745,823	614,400

Operating income	178,843	(1,317)	7,048	184,574	167,023

Other income/(expense):
Interest and other income	14,643	—	—	14,643	12,052
Interest and other expense	(5,339)	—	—	(5,339)	(6,298)

	9,304	—	—	9,304	5,754

Income before income taxes	188,147	(1,317)	7,048	193,878	172,777
Provision for income taxes	(62,191)	449	(2,329)	(64,071)	(55,749)
Minority interest, net of tax	(7,864)	—	—	(7,864)	(7,221)

Net income	$118,092	$(868)	$4,719	$121,943	$109,807

Diluted shares	81,023	—	—	81,023	81,756
Diluted earnings per share	$1.46	$(0.01)	$0.06	$1.51	$1.34

[1]

Restructuring charges consist of employee termination benefits relating to a facility closure. Also reflects the related income tax benefit using the company’s effective tax rate, which is defined as the provision for income taxes divided by income before income taxes and minority interest.

[2]

Relates to the favorable impact of a non-recurring, non-cash operating tax item included in sales, general and administrative expenses. We define operating taxes as those that are unrelated to income taxes, such as sales and property taxes. During the nine months ended February 29, 2008, we determined that a contingent liability relating to an operating tax item was no longer deemed probable. As such, we released the related liability. Also reflects the related income tax benefit using the company’s effective tax rate, which is defined as the provision for income taxes divided by income before income taxes and minority interest.

SEGMENT INFORMATION

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Three Months Ended February 29/28,
	2008	2007
Revenues
Domestic direct	$171,372	$135,896
Canada	61,256	54,630
Asia-Pacific	18,977	14,737
Central and Eastern Europe	14,455	12,244
Domestic indirect and other	10,666	11,564

Merchant services	276,726	229,071

Domestic	28,007	26,903
Europe	5,908	4,444

Money transfer	33,915	31,347

Total revenues	$310,641	$260,418

Operating income
Merchant services[1]	$72,118	$62,033
Money transfer	1,156	2,249
Corporate	(13,363)	(13,089)

Operating income	$59,911	$51,193

[1]	Includes the favorable impact of a non-recurring, non-cash operating tax item of $7.0 million in the three months ended February 29, 2008.

SEGMENT INFORMATION

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Nine Months Ended February 29/28,
	2008	2007
Revenues
Domestic direct	$504,709	$403,860
Canada	193,705	170,314
Asia-Pacific	53,467	35,072
Central and Eastern Europe	42,365	38,767
Domestic indirect and other	32,894	35,178

Merchant services	827,140	683,191

Domestic	86,003	86,093
Europe	17,254	12,139

Money transfer	103,257	98,232

Total revenues	$930,397	$781,423

Operating income
Merchant services[1]	$219,316	$196,275
Money transfer	6,117	10,995
Corporate	(39,542)	(40,247)
Restructuring	(1,317)	—

Operating income	$184,574	$167,023

[1]	Includes the favorable impact of a non-recurring, non-cash operating tax item of $7.0 million in the nine months ended February 29, 2008.